UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 19, 2009
INVACARE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 329-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective January 19, 2009, retired Marine Corps General James L. Jones resigned as a director of Invacare Corporation (the “Company”) as a result of his appointment as the National Security Advisor to President Barack Obama. General Jones became a director of the Company in March 2007. He served most recently as a member of the Company’s Compensation and Management Development Committee and Governance Committee, and previously served on the Company’s Nominating Committee and Investment Committee.
     A. Malachi Mixon, III, the Company’s Chairman and Chief Executive Officer, stated, “It has been our privilege to have General Jones serve on Invacare’s Board of Directors, and we thank him for his contributions to the Company. While the Board of Directors will miss having the benefit of General Jones’ insights, we wish him all the best in his new position as the President’s National Security Advisor.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: January 23, 2009
/s/ Anthony C. LaPlaca

Anthony C. LaPlaca
Senior Vice President and General Counsel